================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  CONFIDENTIAL, FOR USE OF THE
[X]  Definitive Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
[ ]  Definitive Additional Materials         RULE 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                             DIEBOLD, INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

================================================================================

                             DIEBOLD, INCORPORATED
                               5995 MAYFAIR ROAD
                 P.O. BOX 3077 - NORTH CANTON, OHIO 44720-8077

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 16, 1997

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of the Corporation will be held at the Diebold Education Center at Stark State College of Technology, 5801 Dressler Road, N.W., Canton, Ohio 44720, on April 16, 1997 at 10:00 a.m., Local Time, for the following purposes:

     1. To elect Directors;

     2. To consider and act on a proposal to amend and restate the 1991 Equity and Performance Incentive Plan;

     3. To vote upon ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors for the year 1997; and

     4. To consider such other matters as may properly come before the meeting or any adjournment thereof.

     The enclosed proxy card is solicited, and the persons named therein have been designated, by the Board of Directors of the Corporation.

     Holders of record of the Common Shares at the close of business on February 28, 1997 will be entitled to vote at the meeting.

     Your attention is directed to the attached proxy statement.

                                        By Order of the Board of Directors

                                        CHAREE FRANCIS-VOGELSANG
                                        Vice President and Secretary

March 7, 1997
(approximate mailing date)

             YOU ARE EARNESTLY REQUESTED TO COOPERATE IN ASSURING A
          QUORUM BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY
                AND PROMPTLY MAILING IT IN THE RETURN ENVELOPE.

                             DIEBOLD, INCORPORATED
                               5995 MAYFAIR ROAD
                 P.O. BOX 3077 - NORTH CANTON, OHIO 44720-8077

                                PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 16, 1997

     This proxy statement is furnished to shareholders of Diebold, Incorporated (the "Corporation") in connection with the solicitation by the Board of Directors of proxies which will be used at the 1997 annual meeting of shareholders on April 16, 1997, at 10:00 a.m., local time, or any adjournments thereof, for the purpose of considering and acting upon the matters referred to in the preceding notice of annual meeting and more fully discussed below. This proxy statement was first mailed to shareholders on or about March 7, 1997. Shares represented by a properly executed proxy will be voted as indicated on the proxy. Shareholders may revoke the authority granted by their proxies at any time before the exercise of the powers conferred thereby by notice in writing delivered to the Secretary of the Corporation; by submitting a subsequently dated proxy; or by attending the meeting, withdrawing the proxy and voting in person.

     On February 28, 1997, the record date for the meeting, the outstanding voting securities of the Corporation consisted of 68,904,879 Common Shares, $1.25 par value per share, all of one class. Each shareholder of record as of the close of business on February 28, 1997 will be entitled to one vote for each Common Share held on that date. All discussions of outstanding Common Shares in this proxy statement have been adjusted to reflect the 3-for-2 stock split distributed on February 19, 1997 to shareholders of record as of February 7, 1997.

     If notice in writing shall have been given by a shareholder to the President, any Vice President or Secretary at least forty-eight hours prior to the time fixed for holding the meeting that the shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have cumulative voting rights. In cumulative voting, each shareholder may cast a number of votes equal to the number of shares owned multiplied by the number of directors to be elected and the votes may be cast for one nominee only or distributed among the nominees. In the event that voting at the annual meeting is to be cumulative, unless contrary instructions are received on the enclosed proxy, it is presently intended that all votes represented by properly executed proxies will be divided evenly among the candidates nominated by the Board of Directors except that if voting in such manner would not be effective to elect all such nominees, such votes will be cumulated at the discretion of the Board of Directors so as to maximize the number of such nominees elected. The results of shareholder voting at the annual meeting will be tabulated by the inspectors of elections appointed for the annual meeting. The Corporation intends to treat properly executed proxies that are marked "abstain" as present for purposes of determining whether a quorum has been achieved at the annual meeting but will not count any broker non-votes for such purpose. The director-nominees receiving the greatest number of votes will be elected. Votes withheld in respect of the election of directors will not be counted in determining the outcome of that vote. Abstentions in respect of the proposal to amend and restate the 1991 Equity and Performance Incentive Plan or in respect of the proposal to ratify the appointment of the independent auditors will have the same effect as votes against those proposals. The Corporation does not anticipate receiving any broker non-votes at the annual meeting in light of the nature of the matters to be acted upon at the annual meeting; however, any broker non-votes received in respect of the proposal to amend and restate the 1991 Equity and Performance Incentive Plan and any broker non-votes received in respect of the appointment of auditors will not affect the voting on either proposal.

                         BENEFICIAL OWNERSHIP OF SHARES

     To the knowledge of the Corporation, no person beneficially owned more than 5 percent of the outstanding Common Shares as of December 31, 1996, except for the shareholders listed below. The information provided below is derived from Schedules 13G filed with the Securities and Exchange Commission.

               NAME AND ADDRESS                       AMOUNT AND NATURE
              OF BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP     PERCENT OF CLASS
-----------------------------------------------    -----------------------     ----------------
FMR Corp., Edward C. Johnson 3d
  and Abigail P. Johnson
82 Devonshire Street
Boston, Massachusetts 02109-3614...............           5,851,556(a)               8.50
The Prudential Insurance Company of
  America ("Prudential")
751 Broad Street
Newark, New Jersey 07102-3777..................           4,732,631(b)(c)            6.88
Jennison Associates Capital Corp.
  ("Jennison")
466 Lexington Avenue
New York, New York 10017.......................           4,700,147(c)               6.83

(a) Edward C. Johnson 3d is the Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. Fidelity Management & Research Company ("Fidelity Research"), in its capacity as an investment advisor to several investment companies, and as a result of acting as sub-advisor to Fidelity American Special Situations Trust ("FASST"), and Fidelity Management Trust Company ("Fidelity Trust"), in its capacity as an investment manager of several institutional accounts, beneficially own 5,013,900 shares (7.28%) and 696,656 shares (1.01%), respectively. Fidelity Research and Fidelity Trust are each wholly-owned subsidiaries of FMR Corp. Fidelity International Limited ("Fidelity International"), in its capacity as an investment advisor to various investment companies and certain institutional investors, beneficially owns 169,013 shares (0.25%), which includes 28,013 shares (0.04%) owned by FASST. FMR Corp. does not aggregate shares owned by Fidelity International for purposes of its Schedule 13G, but nonetheless reports shares owned by Fidelity International on a voluntary basis. FMR Corp., Edward C. Johnson 3d, and certain related funds each claim to have sole investment power with respect to 4,985,888 shares (7.24%) owned by such funds. The sole voting power of such shares resides in the respective Board of Trustees for each of the various funds. FMR Corp. has sole voting power with respect to 769,218 shares (1.12%) and sole investment power with respect to 5,851,556 shares (8.50%). Fidelity International has sole investment power and sole voting power with respect to 141,000 shares (0.21%). Fidelity International, FMR Corp. and FASST each claim to have sole investment power and sole voting power with respect to the 28,013 shares (0.05%) held by FASST.

(b) Prudential has sole investment power and sole voting power as to 400,743 shares (0.58%), shared investment power as to 4,331,886 shares (6.29%) and shared voting power as to 3,811,970 shares (5.54%).

(c) Jennison has sole voting power as to 372,731 shares (0.54%), shared voting power as to 3,807,500 shares (5.53%) and shared investment power as to 4,700,147 shares (6.83%). On February 12, 1997, a representative of Jennison informed the Corporation that Jennison is a wholly-owned subsidiary of Prudential. Accordingly, the Corporation believes the shares reported with respect to Jennison may be included in the shares reported for Prudential.

                             ELECTION OF DIRECTORS

     The Board of Directors recommends that eleven nominees for director be elected at the annual meeting, each to hold office for a term of one year from the date of the annual meeting, and until the election and qualification of a successor. In the absence of contrary instruction, the Proxy Committee will vote the proxies for the election of the eleven nominees, who are Louis V. Bockius III, Daniel T. Carroll, Richard L. Crandall, Donald R. Gant, L. Lindsey Halstead, Phillip B. Lassiter, John N. Lauer, Robert W. Mahoney, William F. Massy, Gregg A. Searle and W. R. Timken, Jr. All nominees are presently members of the Board of Directors.

     If for any reason any nominees are not available for election when the election occurs, the designated proxies, at their option, may vote for substitute nominees recommended by the Board of Directors. Alternatively, the Board of Directors may reduce the number of nominees. The Board of Directors has no reason to believe that any nominee will be unavailable for election when the election occurs.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table shows the beneficial ownership of Common Shares of the Corporation, including those shares of which an individual has a right to acquire ownership, e.g., through exercise of stock options under the Amended and Extended 1972 Stock Option Plan (the "1972 Plan") and the 1991 Equity and Performance Incentive Plan (the "1991 Plan"), within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, for each director-nominee, including the chief executive officer and the other four most highly compensated executive officers ("named executive officers") and for such persons and the other executive officers as a group as of February 10, 1997. Ownership is also reported as of December 31, 1996 for shares in the 401(k) Savings Plan over which the individual has voting power, together with shares held in the Dividend Reinvestment Plan.

         NAME, AGE,
    PRINCIPAL OCCUPATION                         COMMON
       OR EMPLOYMENT,                            SHARES           PERCENT
     PRESENT AND DURING       DIRECTOR        BENEFICIALLY          OF                   OTHER
       LAST FIVE YEARS         SINCE            OWNED(1)           CLASS             DIRECTORSHIPS
----------------------------- --------        ------------        -------     ---------------------------
Director-Nominees:
Louis V. Bockius III -- 61      1978               249,443(2)(3)    0.36      United National Bank &
  Chairman, Bocko, Inc.                                                       Trust Co.
  North Canton, Ohio
  Plastic Injection Molding
Daniel T. Carroll -- 70         1980                30,762(6)       0.05      A.M.Castle & Co., American
  Chairman                                                                    Woodmark Corporation, Aon
  The Carroll Group, Inc.                                                     Corporation, Comshare,
  Ann Arbor, Michigan                                                         Inc., Holmes Protection
  Management Consulting                                                       Group, Inc., Oshkosh Truck
                                                                              Corporation, Recombinant
                                                                              BioCatalysis, Inc.,
                                                                              Wolverine World Wide, Inc.,
                                                                              Woodhead Industries, Inc.
Richard L. Crandall -- 53       1996                 1,500          0.00      Comshare, Inc., Computer
  Chairman of the Board                                                       Task Group, Inc.
  Comshare, Inc.
  Prior -- President and
  Chief Executive Officer
  Comshare, Inc.
  Ann Arbor, Michigan
  Software Producer

         NAME, AGE,
    PRINCIPAL OCCUPATION                         COMMON
       OR EMPLOYMENT,                            SHARES           PERCENT
     PRESENT AND DURING       DIRECTOR        BENEFICIALLY          OF                   OTHER
       LAST FIVE YEARS         SINCE            OWNED(1)           CLASS             DIRECTORSHIPS
----------------------------- --------        ------------        -------     ---------------------------
Donald R. Gant -- 68            1977                41,432(2)(4)    0.06      ABC Rail Products
  Limited Partner                                                             Corporation, Stride Rite
  The Goldman Sachs Group,                                                    Corp.
  L.P., New York, New York
  Prior -- General Partner,
  Goldman, Sachs & Co.
  New York, New York
  Investment Banker
L. Lindsey Halstead -- 66       1993                14,973          0.02      None
  Retired
  Prior -- Chairman of the
  Board, Ford of Europe
  Automotive Industry
Phillip B. Lassiter -- 53       1995                 6,045          0.01      AMBAC Inc., HCIA Inc.
  Chairman of the Board,
  President and Chief
  Executive Officer
  AMBAC Inc.
  New York, New York
  Financial Guarantee
  Insurance Holding Company
  Prior -- Group Executive
  Citibank, N.A.
John N. Lauer -- 58             1992                12,998          0.02      BorsodChem, R.T., Menasha
  Retired, Private Investor                                                   Corporation
  Prior -- President and
  Chief Operating Officer,
  The BFGoodrich Company
  Akron, Ohio, Chemical
  Aerospace Company
Robert W. Mahoney -- 60         1983               171,165(6)       0.25      The Sherwin-Williams
  Chairman of the Board and                                                   Company, The Timken Company
  Chief Executive Officer,
  Diebold, Incorporated,
  Canton, Ohio
  Prior -- Chairman of the
  Board, President and Chief
  Executive Officer,
  Diebold, Incorporated,
  Canton, Ohio

         NAME, AGE,
    PRINCIPAL OCCUPATION                         COMMON
       OR EMPLOYMENT,                            SHARES           PERCENT
     PRESENT AND DURING       DIRECTOR        BENEFICIALLY          OF                   OTHER
       LAST FIVE YEARS         SINCE            OWNED(1)           CLASS             DIRECTORSHIPS
----------------------------- --------        ------------        -------     ---------------------------
William F. Massy -- 62          1984                24,746          0.04      None
  President, The Jackson Hole
  Higher Education Group and
  Professor of Education and
  Business Administration,
  Emeritus, Stanford
  University, Stanford,
  California
  Prior -- Director, Stanford
  Institute for Higher
  Education Research and
  Professor of Education and
  Business Administration,
  Stanford University,
  Stanford, California
Gregg A. Searle -- 48           1996                54,773(2)(6)    0.08      Fabri-Centers of America,
  President and Chief                                                         Inc.
  Operating Officer, Diebold,
  Incorporated, Canton, Ohio
  Prior -- Executive Vice
  President, Diebold,
  Incorporated, Canton, Ohio
W. R. Timken, Jr. -- 58         1986               182,306(2)(5)    0.27      Louisiana Land and
  Chairman of the Board, The                                                  Exploration Company, The
  Timken Company,                                                             Timken Company, Trinova
  Canton, Ohio,                                                               Corporation
  Manufacturer of Tapered
  Roller Bearings and
  Specialty Alloy Steel
Other Named Executive
  Officers:
William T. Blair                  --                83,508(2)(6)    0.12      --
Gerald F. Morris                  --                55,360(6)       0.08      --
Alben W. Warf                     --                54,584(6)       0.08      --
All Directors and Executive       --             1,347,464(2)(3)    1.96      --
  Officers (27) as a Group                                (4)(5)
                                                          (6)

---------------

(1) Messrs. Mahoney, Searle, Blair, Morris and Warf have stock options issued under the 1972 Plan and/or the 1991 Plan for 42,186, 16,875, 27,000, 16,875
    and 10,125 shares respectively that are exercisable within 60 days following February 10, 1997. For all directors and executive officers as a group, the number of stock options issued under the 1972 Plan that are exercisable within 60 days following February 10, 1997 is 25,820. Under the 1991 Plan, Messrs. Bockius, Carroll, Gant, Halstead, Lassiter, Lauer, Massy and Timken each have stock options to acquire 20,878, 20,878, 20,878, 5,696, 3,795,
    3,797, 15,187 and 3,797 shares, respectively, within 60 days following February 10, 1997. For all directors and executive officers as a group, the number of shares that are exercisable within 60 days following February 10, 1997 under the 1991 Plan is 259,838. The shares subject to the stock options described in this footnote are included in the above table.

(2) Includes shares registered as custodian or trustee for minors, shares held in trust or shares otherwise beneficially owned.

(3) Includes 41,805 shares (0.06%) in which Mr. Bockius has sole voting power and shared investment power. Mr. Bockius disclaims any beneficial ownership of these shares.

(4) Includes 7,269 shares (0.01%) in which Mr. Gant disclaims any beneficial ownership.

(5) Includes 132,366 shares (0.19%) in which Mr. Timken has shared voting power and shared investment power. Mr. Timken disclaims any beneficial ownership of these shares as well as 3,055 shares owned by his spouse.

(6) Includes shares held in his or her name under the 401(k) Savings Plan over which he or she has voting power, and/or shares held in the Dividend Reinvestment Plan. The shares for Mr. Mahoney and Mr. Searle do not include 40,399 and 12,472 shares respectively, which were earned out by them under performance share awards which were deferred.

                      DIRECTOR COMMITTEES AND COMPENSATION

     The members of the Audit Committee are Louis V. Bockius III, Daniel T. Carroll, Richard L. Crandall, L. Lindsey Halstead and W. R. Timken, Jr., Chairman. The committee met three times during 1996 in formal session and had various communications between themselves and the independent auditors informally at various times during the year. The functions performed by the committee include recommending to the Board of Directors the independent auditors for the upcoming year and meeting regularly and separately with both the independent auditors and the Corporation's internal auditors to (a) discuss their respective audit plans prior to the commencement of the audit, (b) discuss progress and findings on an interim basis, (c) review audit findings of the independent auditors after completion of examination and final discussions with internal auditors on results of their reviews, and (d) inquire as to the legality and propriety of the operations of the Corporation, including the steps taken to comply with the Corporation's business conduct policies.

     The members of the Board Membership Committee are Donald R. Gant, Chairman;
L. Lindsey Halstead, Robert W. Mahoney and W. R. Timken, Jr. The committee met four times during 1996. The committee's functions include reviewing the qualifications of potential director candidates and making recommendations to the Board of Directors to fill vacancies or to expand the size of the Board, when appropriate. The committee also makes recommendations as to the composition of the various committees of the Board and as to the compensation paid to the directors for their services on the Board and on the committees. The committee will consider nominees recommended by shareholders upon written submission of pertinent data to the attention of the Corporate Secretary. Such data should include complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, particular field or fields of expertise, an indication of the nominee's consent, and reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director of the Corporation as well as what particular contributions to the success of the Corporation such person could be expected to make.

     The members of the Compensation and Organization Committee are Donald R. Gant, Phillip B. Lassiter, John N. Lauer and William F. Massy, Chairman. The committee met seven times during 1996. The committee's functions are described below under "Compensation and Organization Committee Report on Executive Compensation."

     The members of the Executive Committee are Louis V. Bockius III, John N. Lauer, Chairman, and Robert W. Mahoney. The committee did not hold any formal meetings in 1996. The functions of the committee were carried out by telephone or written correspondence. The committee's functions include reviewing the management and operation of the business of the Corporation between meetings of the Board of Directors.

     The members of the Investment Committee are Daniel T. Carroll, Chairman; Richard L. Crandall, Phillip B. Lassiter and William F. Massy. The committee met one time in 1996. The committee's functions include establishing the investment policy including asset allocation for the Corporation's cash, short-term securities and retirement plan assets, overseeing the management of those assets, ratifying fund managers recommended by management and reviewing at least annually the investment performance of the Corporation's retirement plans and 401(k) Savings Plans to assure adequate and competitive returns.

     In 1996 the Board of Directors held six meetings. All directors attended more than 75% of the aggregate of all meetings of the Board and the Board committees on which they served during the year.

     Non-employee directors are compensated for their services as directors at the rate of $20,000 per annum. Non-employee directors who are members of the Audit Committee, Board Membership Committee, Compensation and Organization Committee, Executive Committee and Investment Committee are compensated for their services at the rate of $3,000 per annum per committee. In addition, each chairman of a committee receives $1,000 per annum, and each member of a committee who attends a meeting of a committee receives a fee of $1,000. A director may elect to defer receipt of all or a portion of his or her compensation pursuant to the 1985 Deferred Compensation Plan for Directors. Each non-employee director also receives an annual grant of stock options to purchase 5,062 Common Shares at an exercise price representing 100% of the market price of the Common Shares as of the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Organization Committee are Donald R. Gant, Phillip B. Lassiter, John N. Lauer and William F. Massy, Chairman. In 1996 Goldman, Sachs & Co. performed investment advisory services for the Corporation or its subsidiaries. In the ordinary course of business, Goldman, Sachs & Co. may be called upon in the future to provide similar or other services for the Corporation. Donald R. Gant is a limited partner of The Goldman Sachs Group, L.
P. of which Goldman, Sachs & Co. is its primary affiliate. Mr. Gant formerly served as a director and officer for two of the Corporation's subsidiaries, but did not receive any additional compensation for serving in these capacities.

                             EXECUTIVE COMPENSATION

     The following table provides information relating to the annual and long-term compensation for the years ended 1996, 1995 and 1994 for the named executive officers of the Corporation. The amounts shown include compensation for services in all capacities that were provided to the Corporation including any amounts which may have been deferred.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                               -------------------------
                                                ANNUAL COMPENSATION              AWARDS       PAYOUTS(1)
                                         ---------------------------------     ----------     ----------
                                                                    OTHER
                                                                   ANNUAL      SECURITIES                     ALL OTHER
           NAME AND                                                COMPEN-     UNDERLYING        LTIP          COMPEN-
      PRINCIPAL POSITION        YEAR      SALARY       BONUS       SATION(2)    OPTIONS        PAYOUTS        SATION(2)
------------------------------  ----     --------     --------     -------     ----------     ----------     ------------
Robert W. Mahoney(3)            1996     $467,083     $498,750     $21,261       168,750      $1,214,649       $ 12,191
Chairman of the Board,          1995      422,917      348,075      11,949        56,250         775,188          8,496
and Chief Executive             1994      400,000      246,500      22,625             0         478,406          8,309
Officer

Gregg A. Searle(3),(4)          1996      281,667      259,960      15,373        82,500         838,709          7,073
President and Chief             1995      256,875      146,545       8,004        22,500         516,792          6,650
Operating Officer               1994      241,875      100,000      17,313             0         284,783          6,376

William T. Blair(3)             1996      282,500      206,770      16,760        22,500         838,709          9,080
Executive Vice                  1995      261,458      156,475       8,524        22,500         516,792          8,533
President                       1994      235,375      112,500      18,758             0         296,156          7,803

Gerald F. Morris                1996      272,500      205,800      16,201        22,500         838,709         18,141
Executive Vice                  1995      256,875      155,555       6,994        22,500         535,276         12,679
President and Chief             1994      241,875      110,000      17,715             0         307,564          9,669
Financial Officer

Alben W. Warf(4)                1996      228,750      175,398      12,966        13,500         544,744          7,691
Senior Vice President,          1995      215,000      135,470       6,077        13,500         347,591          7,638
Electronic Systems              1994      182,920       90,000      15,462             0         206,921          6,925
Development and Manufacturing

---------------

(1) The payouts reported for 1996 were based upon a management objective of cumulative earnings for the performance period of January 1, 1994 through December 31, 1996. The performance objective was met at the maximum amount, and the payout was in the form of a combination of cash and Common Shares.

(2) The amounts reported for 1996 for Other Annual Compensation consist of amounts reimbursed to the named executive officers for tax liability on the following items: use of a Corporation automobile or cash in lieu thereof; supplemental executive life insurance, and financial planning services. The Other Annual Compensation column also includes preferential interest earned and paid to Messrs. Mahoney, Blair and Morris on deferred compensation. The All Other Compensation column presents amounts representing the dollar value of insurance premiums paid by the Corporation for the benefit of the executive and amounts contributed for 1996 under the Corporation's 401(k) Savings Plan, respectively as follows: Mr. Mahoney ($3,794, $6,200); Mr. Searle ($873, $6,200); Mr. Blair ($2,880, $6,200); Mr. Morris ($1,248,
    $6,200); Mr. Warf ($1,491, $6,200). The All Other Compensation column also includes an amount of $2,197 and $10,693 for preferential interest earned but not paid in 1996 by Mr. Mahoney and Mr. Morris respectively on deferred compensation.

(3) For the period January 1, 1996-October 31, 1996, Mr. Mahoney served as Chairman of the Board, President and Chief Executive Officer and Mr. Searle served as Executive Vice President. Mr. Blair retired on February 7, 1997 but remains on a consulting basis for a period ending December 31, 1997.

(4) Also includes compensation received as an officer of InterBold, a joint venture of the Corporation and the IBM Corporation. No such compensation was received in 1995 or 1996.

                      EMPLOYMENT CONTRACTS AND TERMINATION
                 OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

     The Corporation has entered into agreements with each of the named executive officers, and certain other executives, providing that in the event of any change in control of the Corporation through the acquisition of 20 percent or more of the outstanding voting securities of the Corporation, certain changes in the composition of the Corporation's Board of Directors, or by merger or consolidation of the Corporation into, or sale of substantially all of its assets to, another corporation, such persons would continue their employment with the Corporation in their present positions for a term of three years following such change in control. During such term of employment, each of the named executive officers would be entitled to receive base compensation and to continue to participate in incentive and employee benefit plans at levels no less favorable to him or her than prior to commencement of the term. In the event of the termination of such person's employment under certain circumstances after a change in control of the Corporation, such person would be entitled to receive a payment in the amount of approximately twice such person's prior base salary and to continue to participate in certain employee benefit plans for up to two years. None of the agreements will become operative until a change in control of the Corporation has occurred, prior to which time the Corporation and such persons each reserve the right at any time, with or without cause, to terminate his or her employment relationship. The Corporation has established trusts to secure, among other things, the payment of amounts that may become payable pursuant to these agreements and to reimburse such persons for expenses incurred in attempting to enforce the Corporation's obligations pursuant to these agreements and certain other arrangements. These trusts will be funded only in connection with or in anticipation of a change in control of the Corporation.

     William T. Blair retired as Executive Vice President on February 7, 1997 after serving the Corporation for an additional year beyond his intended retirement date. Accordingly, the Corporation agreed to provide him with an additional eighteen months of credit for purposes of the unfunded non-qualified supplemental retirement plan. As a result, his projected net benefit under such plan will be increased by $1,885 per month. The Corporation also retained Mr. Blair as a consultant for a period ending December 31, 1997. Under such agreement Mr. Blair may receive compensation and other benefits including reasonable consulting fees and expenses for services provided to the Corporation and credit for all of 1997 in calculating payouts under the Corporation's Long-Term Incentive Plan for the performance period of January 1, 1995 through December 31, 1997. In addition, Mr. Blair will continue to receive life insurance coverage and remain eligible (subject to payment of monthly premiums) for coverage under the Corporation's medical and dental plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information relating to stock option grants for the year 1996 for the named executive officers of the Corporation. No stock appreciation rights were granted to the named executive officers or other optionees during 1996.

                                                INDIVIDUAL GRANTS
                                  ---------------------------------------------
                                   NUMBER OF
                                  SECURITIES          % OF                             GRANT DATE VALUE(1)
                                  UNDERLYING      TOTAL OPTIONS                     -------------------------
                                    OPTIONS        GRANTED TO       EXERCISE OR                    GRANT DATE
                                  GRANTED (2)     EMPLOYEES IN      BASE PRICE      EXPIRATION      PRESENT
              NAME                    (#)          FISCAL YEAR       ($/SH)(3)         DATE        VALUE ($)
--------------------------------  -----------     -------------     -----------     ----------     ----------
Robert W. Mahoney...............    112,500(4)         22.5            37.96          10/14/01       873,000
                                     56,250            11.3            24.19           1/25/06       278,250
Gregg A. Searle.................     60,000(4)         12.0            37.96          10/14/06       610,000
                                     22,500             4.5            24.19           1/25/06       111,300
William T. Blair................     22,500             4.5            24.19           1/25/06       111,300
Gerald F. Morris................     22,500             4.5            24.19           1/25/06       111,300
Alben W. Warf...................     13,500             2.7            24.19           1/25/06        66,780

---------------

(1) The Securities and Exchange Commission authorizes the use of variations of the Black-Scholes option-pricing model for valuing executive stock options in its rules on executive compensation disclosure. The Corporation utilizes the Black-Scholes model to estimate the grant date present value of stock option grants. The following assumptions were used in calculating the Black-Scholes present value of the 1996 stock option grants: (a) an expected option term of four years for options expiring on January 25, 2006 and October 14, 2001 and an expected term of seven years for options expiring on October 14, 2006; (b) an interest rate of 5.5%, which is the interest rate for a zero-coupon U.S. government issue; (c) volatility of 0.21 calculated using the quarter ending stock price for the equivalent period to the expected option term prior to grant date; and (d) dividend yield of 2.2%, the average dividends paid annually. There is no assurance that the value actually realized by an executive will be at or near the estimated Black-Scholes value. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The Corporation does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option.

(2) All option grants were new and not granted in connection with an option repricing transaction. Except as otherwise stated in footnote four, the term of the options is ten years, and vesting occurs at the rate of 25% annually beginning one year from the date of grant, or immediately in the event of a change in control.

(3) The exercise or base price per share represents the fair market value of the Corporation's Common Shares as of the date of grant.

(4) The option granted on October 15, 1996 (expiring on October 14, 2001) to Mr. Mahoney was for a term of five years with equal vesting on the second, third and fourth anniversaries. The option granted to Mr. Searle on October 15, 1996 (expiring on October 14, 2006) was for a term of ten years with equal vesting on the fifth, sixth and seventh anniversaries. The vesting provisions of these options were amended on December 30, 1996 eliminating certain threshold vesting requirements which would have otherwise resulted in an adverse accounting treatment of these options. In addition, accelerated vesting of these options (except in the event of a change in control) was eliminated.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR END OPTION VALUES

     The following table provides information relating to stock option exercises for the year 1996 and exercisable and unexercisable stock options at December 31, 1996 for the named executive officers of the Corporation. No stock appreciation rights were awarded to such individuals during the last fiscal year, and no stock appreciation rights were exercised or remained unexercised during the last fiscal year.

                                                                  NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                                                                   OPTIONS AT FY-END             AT FY-END
                                                                          (#)                       (#)
                                  SHARES                         ----------------------     --------------------
                               ACQUIRED ON         VALUE              EXERCISABLE/              EXERCISABLE/
            NAME               EXERCISE (#)     REALIZED ($)         UNEXERCISABLE             UNEXERCISABLE
-----------------------------  ------------     ------------     ----------------------     --------------------
Robert W. Mahoney............        0                0                   14,062*                   367,575*
                                                                         210,938**                2,544,787**
Gregg A. Searle..............        0                0                    5,625*                   147,030*
                                                                          99,375**                1,077,265**
William T. Blair.............        0                0                   15,750*                   501,196*
                                                                          39,375**                  839,865**
Gerald F. Morris.............        0                0                    5,625*                   147,030*
                                                                          39,375**                  839,865**
Alben W. Warf................        0                0                    3,375*                    88,218*
                                                                          23,625**                  503,919**

---------------

 *exercisable

**unexercisable

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table provides information relating to the long-term incentive awards that were made in the year 1996 under the 1991 Plan for the named executive officers.

                                                                         ESTIMATED FUTURE PAYOUTS UNDER
                                                     PERFORMANCE          NON-STOCK PRICE-BASED PLANS
                                  NUMBER OF        OR OTHER PERIOD              NUMBER OF SHARES
                                SHARES, UNITS      UNTIL MATURATION     --------------------------------
            NAME               OR OTHER RIGHTS        OR PAYOUT         THRESHOLD     TARGET     MAXIMUM
-----------------------------  ---------------     ----------------     ---------     ------     -------
Robert W. Mahoney............       21,263          1/1/96-12/31/98       5,317       21,263     31,895
Gregg A. Searle..............       14,682          1/1/96-12/31/98       3,672       14,682     22,023
William T. Blair.............       14,682          1/1/96-12/31/98       3,672       14,682     22,023
Gerald F. Morris.............       14,682          1/1/96-12/31/98       3,672       14,682     22,023
Alben W. Warf................        9,536          1/1/96-12/31/98       2,388        9,536     14,304

     The table above presents information about performance shares awarded during the year pursuant to the 1991 Plan. Each performance share that is earned out entitles the holder to the then current value of one Common Share. Payouts of awards are tied to achievement of management objectives based upon specified cumulative levels of earnings for each performance period. The target amount will be earned for a performance period if the Corporation achieves 100% of the targeted earnings rate. No amount is payable unless the threshold amount, which is fixed at 91.2% of targeted earnings, is exceeded. The maximum award amount will be earned if the Corporation achieves 109.4% of the targeted earnings rate. Payouts may be made in the form of Common Shares, cash or a combination of Common Shares and cash as recommended by the Compensation and Organization Committee and approved by the Board of Directors. The awards provide for adjustments for extraordinary items upon recommendation of the Compensation and Organization Committee and approval by the Board of Directors.

                               PENSION PLAN TABLE

     The named executive officers and the other executive officers, including officers of InterBold, are eligible to participate in a qualified non-contributory defined benefit retirement plan ("Retirement Plan"). In addition, the named executive officers, and the other executive officers participate in an unfunded non-qualified supplemental retirement plan ("Supplemental Plan").

     The following table sets forth the estimated annual benefits for both the Retirement Plan and the Supplemental Plan upon retirement at age 62 to the executive officers who elect to retire and receive an annuity. The benefit amounts shown in this table are in addition to any benefits to which the participant might be entitled under the Social Security Act, and assume that the Supplemental Plan and the Social Security Act continue unchanged and that one-half of each participant's anticipated Social Security benefit is $6,288 per year at age 62.

                                                      ANNUAL BENEFIT PAYABLE AT AGE 62
                                                  ---------------------------------------
AVERAGE W-2                                                                      15 OR
COMPENSATION                                       5 YEARS       10 YEARS      MORE YEARS
 AT AGE 62                                        OF SERVICE    OF SERVICE     OF SERVICE
------------                                      ----------    ----------     ----------
 $  300,000  ...................................   $ 58,712      $123,712      $188,712
    500,000  ...................................    102,045       210,379       318,712
    700,000  ...................................    145,379       297,045       448,712
    900,000  ...................................    188,712       383,712       578,712
  1,100,000  ...................................    232,045       470,379       708,712
  1,300,000  ...................................    275,379       557,045       838,712
  1,500,000  ...................................    318,712       643,712       968,712

     Benefit levels under the Retirement Plan are based on years of service (subject to a maximum of 30 years), final average compensation (which is an average of the Salary and Bonus as reflected in the Summary Compensation Table paid for the highest five consecutive of the last ten calendar years prior to retirement), and the participant's individually covered compensation based on year of birth under the Social Security Act. The Supplemental Plan provides a supplemental monthly retirement benefit so that a participant's total retirement benefit from the Retirement Plan and the Supplemental Plan, plus one-half of the participant's anticipated Social Security benefit, equals 65% (prorated for less than 15 years of service) of the participant's final average compensation received from the Corporation and InterBold, as applicable, during the highest five consecutive years of the last ten calendar years of employment. Compensation is defined for this purpose as salary plus bonus accrued for each such calendar year. For a participant who is employed by the Corporation or InterBold, as applicable, for less than 5 full calendar years, the average would be based on the participant's compensation for his or her entire employment period. The Supplemental Plan benefits are payable at age 62 on a joint & survivor basis, if married, and a single life basis, if single at retirement. In no case will less than 5 years of benefit be paid to the participant, his or her spouse and/or beneficiary, as applicable. Benefits are also available to participants electing early retirement at age 60 (on a reduced basis) who die or become disabled while employed, or whose employment is involuntarily terminated after completing 15 years of service. Reduced benefits (computed at a 55% of final average compensation, rather than 65%) are also available to a participant who voluntarily terminates employment after completing 15 years service. Accrued benefits under the Supplemental Plan are fully vested and are required to be maintained in the event of a change in control of the Corporation.

     As of December 31, 1996, the number of years of service for the named executive officers is as follows: Mr. Mahoney, 14.6 years; Mr. Searle, 6.4 years; Mr. Blair, 8 years; Mr. Morris, 6.1 years; and Mr. Warf, 15.3 years.

                 COMPENSATION AND ORGANIZATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Organization Committee (the "Committee") is composed entirely of non-employee directors. The Committee's principal functions are to establish base salary levels, to determine and measure achievement of corporate and individual goals for the named executive officers and other executive officers under the Annual Incentive Plan, and to select the participants, measure achievement of objectives and determine the awards under the 1991 Equity and Performance Incentive Plan (the "1991 Plan"). In addition, the Committee reviews any proposed changes to any benefit plans of the Corporation such as retirement plans and 401(k) Savings Plans. The Committee's recommendations are subject to the approval of the Board of Directors.

     The Committee believes that the compensation for the named executive officers and the other executive officers should tie individual compensation to the performance of the Corporation. From time to time, the Committee reviews studies prepared by independent compensation consultants and meets with them to review such studies when necessary. In 1996, the Committee and/or the Chairman of the Committee met several times with an outside consultant to review and evaluate the executive compensation program with particular emphasis on the long-term incentive elements of the program. This evaluation included a review of compensation policies of companies similar to the Corporation in size and industry and included those companies with which the Corporation competes for talented executives. Due to the unique character of the Corporation's business, the companies selected for this purpose would not necessarily include any of those companies reflected in the Corporation's performance graph. The survey data used for review of compensation policies are based upon companies that are similar in size and lines of business to the Corporation. The studies reviewed surveyed many companies but did not identify any by name. Some or all of the companies in the peer group used in the performance graph may have been included in the compensation studies used by the Corporation, based on the reported lines of business and market capitalization reflected in the surveys. The Committee used this information, as well as the results from the evaluation of the executive compensation program, as a basis for review and recommendation for compensation approved for the executive officers in 1996. The Committee believes its present compensation programs are competitive with those offered by companies similar to the Corporation. In general, this evaluation confirmed the Committee's belief that the base salary should be set at or below median, and that total compensation should be at or above the median when the Corporation meets or exceeds its expectations and below when it does not. The Committee also believes that a significant proportion of total compensation should be variable and dependent on the overall performance of the Corporation, and that this objective can be achieved through appropriate design of long-term incentive compensation.

     The Corporation has three basic elements in the compensation for its executive officers. These elements are (a) base salary compensation, (b) annual incentive compensation and (c) long-term incentive compensation. These elements of compensation recognize both individual and corporate performance. Annual incentive compensation provides incentive compensation which optimizes rewards for performance over a shorter period of performance, while long-term incentive compensation optimizes rewards for performance over a longer term based upon achievement of cumulative earnings, usually over a three-year period. In addition, stock option grants result in a reward when the market value appreciates in relation to the option price.

BASE SALARY COMPENSATION

     The base salary for all executive officers is reviewed annually, and the Committee's review process continues throughout the year. This review includes an analysis of past and expected future performance of the executive officers, as well as the responsibilities and qualifications of the executive officers individually and the performance of the Corporation in comparison with companies similar to the Corporation. The base salaries established for 1996 were consistent with the Committee's compensation policy, noted above, of generally setting base salary at or below median.

ANNUAL INCENTIVE COMPENSATION

     The Annual Incentive Plan ("Incentive Plan") recognizes the performance of the named executive officers, other executive officers and key managers who contribute to the Corporation's success. These participants have the greatest impact on the profitability of the Corporation. In general, the participants with the most significant responsibility have the greatest proportion of their cash compensation tied to the Incentive Plan. The performance criteria, which are described in more detail below, reflect a combination of corporate operating profit, net of minority interest, and specific individual goals and objectives.

     At the beginning of each year, the Committee establishes annual performance goals for the Corporation which are based on operating profit, net of minority interest. The performance goals include threshold and maximum amounts for achievement. The Committee established the threshold level for 1996 at a level that required the Corporation to exceed by seven percent the operating profit achieved in 1995 before any payout could occur and with the maximum amount at 22 percent over 1995. At the same time, the Committee reviewed, amended and approved individual personal performance goals and objectives for the named executive officers. The Incentive Plan is generally weighted 50% on the Corporation achieving its operating profit goal, and 50% on the achievement of the individual goals and objectives. No Incentive Plan compensation is paid if the Corporation does not achieve at least the threshold amount of its operating profit goal even though an individual may have achieved his or her personal goals and objectives. At the end of each year, the Committee reviews the performance of the Corporation and achievement of the personal goals and objectives for the named executive officers and other executive officers. The Committee then reviews its findings and recommendations with the Board of Directors. In 1996, the Corporation met its performance goals at the maximum amount. In general, the individual goals of the executive officers were met at slightly less than the maximum amount, and the executive officers received Annual Incentive Compensation accordingly.

LONG-TERM INCENTIVE COMPENSATION

     The 1991 Plan affords flexibility in the types of awards that can be made for a long-term period. In particular, certain awards tie the individual's performance to the performance of the Corporation.

     In 1996 the Committee recommended performance share grants for the named executive officers, and the other executive officers for the three-year performance period of January 1, 1996 through December 31, 1998. Prior to recommending the grants, the Committee reviewed the performance, together with the responsibilities, of the executive officers. The performance share grants were generally determined by the level of responsibilities and the performance of the executive officers. These executive officers have the greatest impact on the profitability of the Corporation. The management objective for this performance period will be measured for the entire performance period on a cumulative basis. There will be no earnout unless the earnings goal is achieved for the three-year performance period. Payout of any awards will be based upon achievement of a threshold amount of 91.2% of the management objective and the maximum payout will be earned if 109.4% of the management objective is achieved. These grants also provide for an adjustment due to extraordinary items at the discretion of the Committee and subject to the approval of the Board of Directors. The Committee believes these awards motivate individual performance and increase shareholder value because achievement of corporate financial goals on a cumulative basis over an extended period must be met before any earnout occurs. The Committee believes that an example of this expected result is shown in the most recent earnout for the three-year cumulative performance period of January 1, 1994 through December 31, 1996. The Committee recommended and the Board of Directors approved a very challenging objective for this performance period. Management performed well and as a result, the earnout was at the maximum amount. The payout was in the form of a combination of cash and Common Shares.

     Performance share grants have generally been issued as the principal form of equity incentive for the Corporation's executive officers during the last six years. No restricted share awards were made in 1996 to the named executive officers. However, restricted share awards were made in 1996 to certain other executive officers who were not previously awarded performance share grants, but were included in such grants when the program was expanded in 1996. These awards in 1996 were made on the basis of their 1995 performance against their goals and objectives. The restricted share awards were intended to provide an equivalent compensation program for these executive officers until they achieved their earnout of performance shares under the relevant performance period. All rights to the restricted share awards are forfeited if the executive officer terminates employment voluntarily or in the event of termination for cause before the end of a three-year period.

     In addition, during 1996 the Committee recommended, and the Board of Directors approved, stock option grants to the named executive officers. Stock options were also granted to certain other executive officers in 1996. The option awards reflect conclusions presented in an earlier report by the outside compensation consultant, which indicated that the combination of annual incentive compensation and performance share awards were well below median at the level of the top five executives. The report also concluded that reliance on performance shares as the sole long-term incentive did not provide sufficient upside leverage to recognize excellent performance. Further, the compensation consultant informed the Committee that any increase in long-term incentive compensation should be tied to the stock price. The number of shares granted to the named executive officers was based upon the recommendations of the compensation consultant. In making its recommendations, the consultant considered target total compensation for the peer companies of the Corporation as well as the value of option grants as determined by means of the Black-Scholes option valuation method. The peer companies selected for this purpose would not necessarily include any of those companies reflected in the Corporation's performance graph. This is due to the unique character of the Corporation's business. Some or all of the companies in the peer group used in the performance graph may have been included in the compensation studies provided by the consultant based on the reported lines of business and market capitalization.

     The Committee believes that stock options provide an essential competitive component in the executive compensation program. Also, the Committee believes that stock options align the interests of the named executive officers with those of the Corporation's shareholders since no benefit inures to the named executive officers unless stock price appreciation occurs over a period of years. Information on the stock options granted to the named executive officers is included in the table entitled Option Grants in Last Fiscal Year.

STOCK OWNERSHIP GUIDELINES

     As part of the evaluation in 1996 of the executive compensation program, the Committee reviewed stock ownership guidelines. Based upon its review, the Committee and the Board of Directors believe that it is important for each executive officer to have a substantial investment in the Corporation as such investment links an executive officer's interests with other shareholders. As a result, based upon information provided by the executive compensation consultant, guidelines have been established for the named executive officers and other executive officers. These guidelines set forth a specific target level of ownership based upon base salary. The target levels are 4 times for group vice presidents and vice presidents, 6 times for executive vice presidents and senior vice presidents, 8 times for the president and chief operating officer and 10 times for the chairman of the board and chief executive officer. The guidelines recommend that the executive officers reach their respective level within three to five years. Periodic adjustments may be considered, and discretion may be used in certain instances. It is expected that the target levels will be achieved from stock that is obtained by the executive officers through the various elements of the executive compensation program. The Committee will review progress toward the target levels of ownership on an annual basis.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The chief executive officer, a named executive officer, participates in the three elements of compensation previously discussed for the other executive officers.

     In setting the base salary compensation for the chief executive officer for 1996, the Committee considered a number of factors. These included an evaluation of his experience and performance in relation to the performance of the Corporation. As stated previously, the Committee believes that individual compensation should be tied to the performance of the Corporation so that a higher portion of total compensation is attributable to incentive compensation.

     In addition to the Corporation's performance goal based on operating profit, the chief executive officer's individual performance relating to annual incentive compensation for 1996 was measured by achievement of specific personal goals and objectives. In 1996 he earned annual incentive compensation slightly less than the maximum amount. He received this amount because the Corporation's financial results during the year met the principal predetermined goals, including earnings per share, operating profit, incoming order levels, and because he met or exceeded expectations in specified non-financial areas.

     With respect to long-term incentive compensation, the chief executive officer was granted a performance share grant in 1996 covering the performance period of January 1, 1996 through December 31, 1998. As stated previously, any earnout of shares will be based upon achievement of a threshold amount of 91.2% of the management objective and the maximum payout will be earned if 109.4% of the management objective is achieved. The estimated payout for the chief executive officer is 5,317 shares at threshold, 21,263 shares at target and 31,895 shares at maximum. For the performance period of January 1, 1994 through December 31, 1996, the chief executive officer earned 31,895 shares, which was the maximum amount. The payout was in the form of a combination of cash and Common Shares. In addition, in 1996 the chief executive officer was granted a stock option for 56,250 shares at $24.19 per share, which represented the fair market value at the date of grant.

     As part of its evaluation of the executive compensation program, the Committee also reviewed the plan of succession. On November 1, 1996 the chief executive officer relinquished the positions of president and chief operating officer. Previously he held these positions as well as his current position of chairman of the board. This change in responsibilities permits the chief executive officer to focus on strategic international and domestic issues, including mergers, acquisitions and other matters while the president and chief operating officer concentrates on the day-to-day issues of the Corporation's global operations. To provide extra performance incentives for the chief executive officer and the new president during the years prior to the chief executive officer's retirement, additional stock options were granted to the chief executive officer and to the president. The stock option granted to the chief executive officer was for 112,500 shares at $37.96 per share and the stock option granted to the president was for 60,000 shares at $37.96 per share. The option price represented the fair market value at the date of grant. These grants were over and above the awards of options and performance shares proposed as part of the ongoing long-term incentive program. The number of shares granted to the chief executive officer and president were based upon the recommendations of the compensation consultant. In making its recommendations, the consultant considered target total compensation for the peer companies of the Corporation referred to above as well as the Black-Scholes value of option grants. The number of shares covered by the grant to the chief executive officer represented two times his 1996 annual grant. The number of shares granted to the president represented two times his proposed annual grant for future years. Additional information on stock options is included in the table entitled Option Grants in Last Fiscal Year. The Committee believes the chief executive officer's compensation is commensurate with his experience, his performance and the performance of the Corporation. The Committee believes an example of his performance is reflected in his leadership of the Corporation in achieving record earnings, income, orders and the milestone of $1 billion in revenue for 1996.

COMPLIANCE WITH FEDERAL TAX LEGISLATION

     Federal tax legislation enacted in 1993 generally precludes the Corporation and other public companies from taking a tax deduction for compensation in excess of $1 million which is not performance-based and is paid, or otherwise taxable, to the named executive officers. The Committee has reviewed this federal tax legislation several times. Certain awards were made prior to February 18, 1993 and are not covered by the new legislation. The compensation under the Corporation's existing programs was affected by the new limitation during 1996. However, the Committee established a policy in 1995 that any amounts affected by the limitation would be automatically deferred until the limitation no longer applies. Therefore, such amounts for 1996 were automatically deferred. In addition, the Committee recently re-evaluated this legislation. As a result, the Committee recommended and the Board of Directors adopted an amendment and restatement of the 1991 Plan to ensure that certain awards qualify as performance-based compensation that is exempt from the new legislation. A proposal for the amendment and restatement is being submitted for approval by shareholders at this annual meeting.

     The foregoing report on 1996 executive compensation was submitted by the Compensation and Organization Committee of the Corporation's Board of Directors and shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "Commission") or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934. The names of the directors who serve on the Compensation and Organization Committee are set forth below:

                                                      William F. Massy, Chairman
                                                                  Donald R. Gant
                                                             Phillip B. Lassiter
                                                                   John N. Lauer

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative shareholder return, which includes the reinvestment of cash dividends, of the Corporation's Common Shares with the cumulative total return of the S&P Composite-500 Stock Index and a self-constructed peer group. The peer group consists of Hubbell Inc. and Thomas & Betts Corp. (electrical products companies) and Harris Corp., SCI Systems Inc. and Varian Associates (diversified electronic products companies). The peer group was selected based on similarity to the Corporation's line of business and similar market capitalization. The comparison covers the five-year period starting December 31, 1991 and ended December 31, 1996. The comparisons in this graph are required by rules promulgated by the Commission and are not intended to forecast future performance of the Corporation's Common Shares.

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1991

 MEASUREMENT PERIOD                                    SELF-CONSTRUCTED
(FISCAL YEAR COVERED)       DIEBOLD      S&P 500(R)       PEER GROUP
      DEC-91                  100           100              100
      DEC-92                  129           108              123
      DEC-93                  198           118              139
      DEC-94                  207           120              147
      DEC-95                  284           165              195
      DEC-96                  492           203              249

                      APPROVAL OF THE AMENDED AND RESTATED
                   1991 EQUITY AND PERFORMANCE INCENTIVE PLAN

GENERAL

     The Corporation desires to continue its policy of advancing the interests and long-term success of the Corporation by encouraging stock ownership among key employees and, correspondingly, increasing their personal involvement with the future of the Corporation. The Diebold, Incorporated 1991 Equity and Performance Incentive Plan (the "1991 Plan"), which was approved by shareholders at the Corporation's 1991 annual meeting of shareholders, has afforded the Corporation's Board of Directors (the "Board") and its Compensation and Organization Committee (the "Committee") the ability to design compensatory awards that are responsive to the Corporation's needs. In order to enhance the Corporation's ability to attract and retain officers and key employees, the Board of Directors adopted the 1991 Amended and Restated Equity and Performance Incentive Plan (the "Amended Plan") on January 30, 1997, subject to approval by the Corporation's shareholders at the 1997 annual meeting.

     There are two principal reasons for amending and restating the 1991 Plan at this time. The first is so that certain awards can continue to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the "Code"). That section, which became law in 1993, generally disallows a tax deduction for certain compensation over $1 million paid, or otherwise taxable, to persons named in the Summary Compensation Table and employed by the Corporation at the end of the applicable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The other principal reason to amend and restate the 1991 Plan is to increase the number of shares available under the 1991 Plan as described below.

     In addition, several other changes were made to update and improve the 1991 Plan in compliance with revised Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     A summary of the proposed changes is set forth below, followed by a summary description of the entire Amended Plan. The full text of the Amended Plan is annexed to this Proxy Statement as Appendix A, and the following summaries are qualified in their entirety by reference to Appendix A.

SUMMARY OF CHANGES

     Compliance with Section 162(m) of the Code. The 1991 Plan was adopted before the existence of Section 162(m) of the Code, and therefore was not specifically designed to meet its requirements. Certain limits and other requirements are included in the Amended Plan in order that awards of Option Rights, Appreciation Rights, Performance Shares and Performance Units may qualify as performance-based compensation for the purpose of Section 162(m). Under the Amended Plan, (i) no participant may be granted Option Rights for more than 200,000 Common Shares during any calendar year; (ii) no participant may be granted more than 200,000 Appreciation Rights during any calendar year; and
(iii) during any calendar year, no participant may receive awards of Performance Shares and Performance Units having an aggregate value as of their respective dates of grant in excess of $3,000,000.

     Another requirement of Section 162(m) is that the 1991 Plan and the performance measures which must be attained to earn compensation under performance-based awards must be disclosed to and approved by shareholders. As described in detail below, for employees who are, or are determined by the Board to be likely to become, "covered employees" within the meaning of Section 162(m) of the Code ("Covered Employees"), the Amended Plan sets forth the performance measures which must be attained in the case of Performance Shares and Performance Units and which may, but need not be conditions to awards of Option Rights, Appreciation Rights and Restricted Shares. If the requisite approval is not obtained, the changes provided for in the Amended Plan will not be made.

     Available Shares. The Amended Plan increases the number of Common Shares available by 3,000,000 Common Shares. The Original Plan authorized the issuance of an aggregate of 3,265,312 Common Shares. As of February 28, 1997, 951,529 of these shares had been issued under the Plan, 2,019,063 Common Shares were subject to outstanding options and 294,720 Common Shares were available for future awards.

     Management Objectives. The Amended Plan provides that in order to earn compensation under certain awards, participants must attain specified Management Objectives (as described in more detail below) within a specified performance period.

     Awards to Non-Employee Directors. The Amended Plan eliminates the granting of automatic formula awards of Option Rights to Non-Employee Directors. The Board has authority under the Amended Plan to grant discretionary awards of Option Rights or Restricted Shares to Non-Employee Directors. Such Option Rights will be granted on terms and conditions similar to previously granted automatic awards. A grant or sale of Restricted Shares will be on terms and conditions consistent with the provisions of the Amended Plan governing awards of Restricted Shares to other participants.

     Administration and Amendments. The Amended Plan provides that the Board may delegate part or all of its authority under the Amended Plan to a committee (or a subcommittee thereof) so long as such committee (or subcommittee thereof) is composed solely of at least three Non-Employee Directors within the meaning of Rule 16b-3 of the Exchange Act ("Rule 16b-3"). The Board may also amend the Amended Plan, in its discretion, at any time without shareholder approval except where required by law or applicable rules and regulations of a national securities exchange.

     Transferability. Consistent with the recent changes in Rule 16b-3, the Amended Plan provides that the Board may determine that any awards of Option Rights or Appreciation Rights may be transferable or that any transfer restrictions (in the case of Restricted Shares) may be removed. If the Board does not so determine, awards will have the same transferability restrictions as under the Plan prior to the adoption of the Amended Plan.

     Change in Control. A definition of "Change in Control" has been included in the Amended Plan, and the reference to a predecessor plan change in control definition has been deleted.

SUMMARY OF THE AMENDED PLAN

     Shares Available Under the Amended Plan. Subject to adjustment as provided in the Amended Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof,
(iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors or (vi) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 6,265,313 shares (3,265,313 of which were approved in 1991 and 3,000,000 of which are being added by this Amendment and Restatement) plus any shares relating to awards that expire or are forfeited or cancelled. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon the payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of any withholding amount by means of transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under the Amended Plan only the net number of Common Shares actually issued or transferred by the Corporation.

     The aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options ("ISO") shall not exceed 6,265,313 shares. Further, no Participant shall be granted Option Rights for more than 200,000 Common Shares during any calendar year, subject to adjustments as provided in the Amended Plan. In no event shall any Participant in any calendar year receive more than 200,000 Appreciation Rights, 200,000 Restricted Shares, 200,000 Deferred Shares or receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $3,000,000, subject to adjustments as provided in the Amended Plan.

     Eligibility. Officers and key employees of the Corporation and its subsidiaries may be selected by the Board to receive benefits under the Amended Plan. In addition, Non-Employee Directors of the Corporation will be eligible for non-discretionary grants of Option Rights as described below under the heading "Awards of Option Rights to Non-Employee Directors." Employees of InterBold will also be eligible to receive awards under the Amended Plan. Payment for awards made by the Board to employees of InterBold will be made directly from InterBold under the Amended Plan.

     Option Rights. Option Rights may be granted which entitle the optionee to purchase Common Shares at a price not less than 85 percent of market value at the date of grant, except that the option price per share for any ISO shall not be less than 100 percent of market value per share. The option price is payable
(i) in cash at the time of exercise; (ii) by the transfer to the Corporation of nonforfeitable unrestricted Common Shares owned by the optionee having a value at the time of exercise equal to the option price; (iii) by surrender of any other award under the Amended Plan having a value at the time of exercise equal to the option price; or (iv) a combination of such payment methods. The Amended Plan would permit the exercise of Option Rights by means of the delivery of previously owned Common Shares in partial satisfaction of the exercise price and the successive re-delivery of the shares so obtained to satisfy the exercise price of additional Option Rights until the grant has been fully exercised.

     The Board has the authority to specify at the time Option Rights are granted that Common Shares will not be accepted in payment of the option price until they have been owned by the optionee for a specified period; however, the Amended Plan does not require any such holding period and would permit immediate sequential exchanges of Common Shares at the time of exercise of Option Rights. Any grant of an Option Right may provide for deferred payment of the option price from the proceeds of sale through a bank or broker of some or all of the Common Shares to which the exercise relates.

     Any grant may provide for the automatic grant of additional Option Rights ("Reload Option Rights") to an optionee upon the exercise of Option Rights using Common Shares as payment. Any Reload Option Rights may cover up to the number of Common Shares, Deferred Shares, Option Rights or Performance Shares (or the number of Common Shares having a value equal to the value of any Performance Units) surrendered to the Corporation upon exercise in payment of the option price or to meet any withholding obligations. The Reload Option Rights may have an option price that represents the same or greater percentage of the current market value per share at the time of exercise of the Option Rights that the option price of the Option Rights represented of the market value per share at the time such Option Rights were granted. Depending on the limitations, if any, imposed by the Board at the time of grant, Reload Option Rights with such a discount feature would permit an optionee, by delivery of previously owned Common Shares upon successive exercises of Reload Option Rights, to reduce or eliminate the amounts payable upon original exercise of the Option Rights.

     The Board may, at or after the date of grant of any Option Rights (other than the grant of an ISO), provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis or may provide that such equivalents be credited against the option price.

     No Option Right shall be exercisable more than 10 years from the date of grant. Each grant must specify the period of continuous employment with the Corporation or any subsidiary that is necessary before the Option Rights will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or other similar transaction or event. Successive grants may be made to the same optionee whether or not Option Rights previously granted remain unexercised. Any grant of Option Rights may specify Management Objectives (as described below) that must be achieved as a condition to exercise such rights.

     Appreciation Rights. Appreciation Rights provide optionees an alternative means of realizing the benefits of Option Rights. An Appreciation Right is a right, exercisable by surrender of the related Option Right, to receive from the Corporation an amount equal to 100 percent, or such lesser percentage as the Board may determine, of the spread between the option price and the current value of the Common Shares underlying the option. Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Corporation in cash, in Common Shares, or in any combination thereof, and may either grant to the optionee or retain in the Board the right to elect among those alternatives.

     Any grant may specify that such Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event. Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise such rights.

     Restricted Shares. A grant of Restricted Shares involves the immediate transfer by the Corporation to a participant of ownership of a specific number of Common Shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value, as the Board may determine.

     Restricted Shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for at least 3 years. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve the Corporation as an officer or key employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Board for the period during which the forfeiture provisions are to continue. The Board may provide for a shorter period during which the forfeiture provisions are to apply in the event of a Change in Control of the Corporation or other similar transaction or event.

     Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant must also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.

     Deferred Shares. A grant of Deferred Shares constitutes an agreement by the Corporation to deliver Common Shares to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify. During the Deferral Period, the participant has no right to transfer any rights under his or her award and no right to vote such Shares, but the Board may, at or after the date of grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares. Awards of Deferred Shares may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of award.

     Deferred Shares must be subject to a Deferral Period of at least 1 year, as determined by the Board at the date of the award, except that the Board may provide for a shorter Deferral Period in the event of a Change in Control or other similar transaction or event.

     Performance Shares and Performance Units. A Performance Share is the equivalent of one Common Share and a Performance Unit is the equivalent of $1.00. A participant may be granted any number of Performance Shares or Performance Units, subject to the limitations set forth under Available Shares. The participant will be given one or more Management Objectives to meet within a specified period (the "Performance Period"). The specified Performance Period shall be a period of time not less than one year, except in the case of a Change in Control or other similar transaction or event, if the Board shall so determine. A minimum level of acceptable achievement will also be established by the Board. If by the end of the Performance Period, the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the Performance Shares or Performance Units. If the participant has not achieved the Management Objectives, but has attained or exceeded the predetermined minimum level of acceptable achievement, the participant will be deemed to have partly earned the Performance Shares or Performance Units in accordance with a predetermined formula. To the extent earned, the Performance Shares or Performance Units will be paid to the participant at the time and in the manner determined by the Board in cash, Common Shares or any combination thereof. The grant may provide for the payment of dividend equivalents thereon in cash or in Common Shares on a current, defined or contingent basis.

     Management Objectives. The Amended Plan requires that the Board establish "Management Objectives" for purposes of Performance Shares and Performance Units. When so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and dividend credits may also specify Management Objectives. Management Objectives may be described in terms of either Corporation-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within the Corporation or a subsidiary in which the participant is employed. Management Objectives applicable to any award to a participant who is, or is determined by the Board likely to become, a Covered Employee, shall be limited to specified levels of or growth in (i) earnings; (ii) earnings per share; (iii) share price;
(iv) total shareholder return; (v) return on invested capital, equity or assets;
(vi) operating earnings; (vii) sales growth; and (viii) productivity improvement. Except in the case of such a Covered Employee, if the Board determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may modify such Management Objectives, in whole or in part, as the Board deems appropriate and equitable.

     Awards of Option Rights to Non-Employee Directors. The Board may, in its discretion, authorize the granting to Non-Employee Directors of Option Rights and may also authorize the grant or sale of Restricted Shares to Non-Employee Directors. Non-Employee Directors are not eligible to receive any other awards under the Amended Plan.

     Each such Option Right will become exercisable to the extent of one-fourth of the number of shares covered thereby in each of the four successive years following the grant. However, in the event of a Change in Control of the Corporation, the Option Rights would become immediately exercisable in full. Each such Option Right granted under the Amended Plan will expire five years from the date of the grant, unless subject to earlier termination pursuant to the Amended Plan. Common Shares acquired upon the exercise of these Option Rights may not be transferred for 1 year, except in the case of the director's death, disability or other termination of service as a director.

     In the event of the termination of service on the Board by the holder of any such Option Rights, other than by reason of disability or death, the then outstanding Option Rights of such holder may be exercised only to the extent that they were exercisable on the date of such termination and will expire on the earlier of their stated termination date or 90 days following the termination of the holder's service on the Board. In the event of death or disability, each of the then outstanding Option Rights of such holder may be exercised until the earlier of 1 year after such death or disability or the otherwise stated expiration date of the Option Rights.

     If a Non-Employee Director subsequently becomes an employee of the Corporation or a subsidiary while remaining a member of the Board, any Option Rights held at that time will not be affected.

     Option Rights may be exercised by a Non-Employee Director only by payment in full of the Option Price. Such payment may be in cash, in Common Shares previously owned by the director for more than 6 months, or a combination of both.

     Each grant or sale of Restricted Shares to Non-Employee Directors will be upon terms and conditions as described above.

     Administration and Amendments. The Amended Plan is to be administered by the Board, except that the Board has the authority under the Plan to delegate any or all of its powers under the Plan to a committee (or subcommittee thereof) consisting of not less than three Non-Employee Directors within the meaning of Rule 16b-3 and who are "outside directors" within the meaning of Section 162(m) of the Code.

     The Board is authorized to interpret the Amended Plan and related agreements and other documents. The Board may make awards to employees under any or a combination of all of the various categories of awards that are authorized under the Amended Plan, or in its discretion, make no awards. The Board may amend the Amended Plan from time to time without further approval by the shareholders of the Corporation except where required by applicable law or the rules and regulations of a national securities exchange. The

Corporation reserves authority to offer similar or dissimilar benefits in plans that do not require shareholder approval.

     The Board may provide for special terms for awards to participants who are foreign nationals or who are employed by the Corporation or any of its subsidiaries outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

     Transferability. Except as otherwise determined by the Board, no Option Right or Appreciation Right or other derivative security is transferable by an optionee except, upon death, by will or the laws of descent and distribution. If, however, the optionee is not a director or officer of the Corporation, transfer may be made to a fully revocable trust of which the optionee is treated as the owner for federal income tax purposes. Except as otherwise determined by the Board, Option Rights and Appreciation Rights are exercisable during the optionee's lifetime only by him or her.

     The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Corporation upon exercise of Option Rights or Appreciation Rights, upon termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of the Amended Plan, shall be subject to further restrictions on transfer.

     Notwithstanding the above, the Board may provide for transferability of awards under the Amended Plan if such provision would not disqualify the exemption for other awards under Rule 16b-3 of the Exchange Act.

     Adjustments. The maximum number of shares that may be issued and delivered under the Amended Plan, the number of shares covered by outstanding Option Rights and Appreciation Rights, and the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Amended Plan such alternative consideration as it, in faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of the Amended Plan as the Board may determine appropriate to reflect any transaction or event described above.

     Change in Control. A definition of "Change in Control" has been specifically included in the Amended Plan, which definition can be found in the full text of the Amended Plan attached hereto as Appendix A. This definition is the same one used throughout the term of the Plan, but until this amendment and restatement, was referred to through a cross-reference to another benefit plan. The Amended Plan eliminates any such cross-reference.

     Amended Plan Benefits. It is not possible to determine specific amounts that may be awarded in the future under the Amended Plan. However, as indicated in the table below, the Board has made awards to certain executive officers named in the Summary Compensation Table and certain other key employees during fiscal 1996 and through February 28, 1997.

                               NEW PLAN BENEFITS

        1991 AMENDED AND RESTATED EQUITY AND PERFORMANCE INCENTIVE PLAN

                                    OPTION RIGHTS
                                ---------------------      PERFORMANCE SHARES        RESTRICTED SHARES
                                COMMON       OPTION       ---------------------     --------------------
      NAME AND POSITION         SHARES      PRICE ($)     NUMBER      VALUE ($)     NUMBER     VALUE ($)
------------------------------  -------     ---------     -------     ---------     ------     ---------
Robert W. Mahoney.............   56,250       24.19        31,894       771,516        --            --
Chairman of the Board           112,500       37.96        22,000(1)    971,730
and Chief Executive Officer      56,250(1)    38.08
Gregg A. Searle...............   22,500       24.19        22,023       532,736        --            --
President and Chief              60,000       37.96         4,977(1)    189,524
Operating Officer                30,000(1)    38.08        18,000(1)    777,384
William T. Blair..............   22,500       24.19        22,023       532,736        --            --
Executive Vice President         22,500(1)    38.08
Gerald F. Morris..............   22,500       24.19        22,023       532,736        --            --
Executive Vice President         22,500(1)    38.08        14,682(1)    634,086
and Chief Financial Officer
Alben W. Warf.................   13,500       24.19        14,303       345,990        --            --
Senior Vice President,           13,500(1)    38.08         9,536(1)    411,841
Electronic Systems Development
and Manufacturing
Executive Group...............  139,500       24.19       105,637     2,555,359     4,500       108,855
                                  6,750       25.33        77,850(1)  3,362,186     7,500 (1)   285,600
                                172,500(1)    38.08
Non-Executive                    40,496       26.04            --            --        --            --
Director Group................    5,062       36.04
Non-Executive                   133,875       24.19            --            --        --            --
Officer Employee Group........      750       25.25
                                  1,500       34.13
                                109,650(1)    38.08

---------------

(1) Reflects awards granted on January 30, 1997 and February 20, 1997. The number of performance shares is at the maximum that can be earned out. These awards to the named executive officers were made subject to shareholder approval of the Amended Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended Plan based on Federal income tax laws in effect on January 1, 1997. This summary is not intended to be complete and does not describe state or local tax consequences.

TAX CONSEQUENCES TO PARTICIPANTS

     NON-QUALIFIED STOCK OPTIONS. In general, (i) no income will be recognized by an optionee at the time a non-qualified Option Right is granted; (ii) at the time of exercise of a non-qualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified Option Right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     INCENTIVE STOCK OPTIONS. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. If Common Shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

     If Common Shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

     APPRECIATION RIGHTS. No income will be recognized by a participant in connection with the grant of a tandem Appreciation Right or a free-standing Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.

     RESTRICTED SHARES. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

     DEFERRED SHARES. No income generally will be recognized upon the award of Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such Deferred Shares), and the capital gains/loss holding period for such shares will also commence on such date.

     PERFORMANCE SHARES AND PERFORMANCE UNITS. No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted Common Shares received.

     SPECIAL RULES APPLICABLE TO OFFICERS AND DIRECTORS. In limited circumstances where the sale of stock received as a result of a grant or award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election under Section 83(b) of the Code has been made, the principal difference (in cases where the officer or director would otherwise be currently taxed upon his receipt of the stock) usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act of 1934, but no longer than six months.

TAX CONSEQUENCES TO THE CORPORATION OR SUBSIDIARY

     To the extent that a participant recognizes ordinary income in the circumstances described above, the Corporation or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

VOTE REQUIRED TO APPROVE THE AMENDED AND RESTATED EQUITY AND PERFORMANCE INCENTIVE PLAN

     A favorable vote of the majority of votes cast on the matter is necessary for approval of the Amended Plan, provided that the total vote cast represents over 50% interest of all securities entitled to vote on the Amended Plan. Abstentions will be counted as votes against such approval, but broker non-votes will not be counted for determining whether the Amended Plan is passed.

     On February 3, 1997, the Corporation announced that it intends to implement a new stock option plan in recognition of the passing of $1 billion in revenue. Awards under this plan will be one-time grants to employees of Option Rights to purchase 100 Common Shares. No shareholder vote is required for approval of this plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1991 AMENDED AND RESTATED EQUITY AND PERFORMANCE INCENTIVE PLAN.

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                           BY THE BOARD OF DIRECTORS

     KPMG Peat Marwick LLP acted as the Corporation's independent auditors during the past fiscal year, and has so acted since 1965.

     On the recommendation of the Audit Committee and the Board of Directors, and subject to ratification by the shareholders, the Board of Directors appointed KPMG Peat Marwick LLP to examine the accounts and other records of the Corporation for the fiscal year ending December 31, 1997. The Board of Directors will present to the annual meeting a proposal that such appointment be ratified. Should the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

     KPMG Peat Marwick LLP has no financial interest, direct or indirect, in the Corporation or any subsidiary.

     A representative of KPMG Peat Marwick LLP is expected to be present at the annual meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

     THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF
AUDITORS.

                            EXPENSES OF SOLICITATION

     The cost of soliciting the proxies will be borne by the Corporation. In addition to solicitation by mail, some of the Corporation's directors, officers and employee associates, without extra remuneration, may conduct additional solicitations by telephone, facsimile and personal interviews. The Corporation will also enlist, at its own cost, the assistance of banks, bankers and brokerage houses in additional solicitations of proxies and proxy authorizations, particularly from those of their clients or customers whose shares are not registered in the clients' or customers' own names. Brokers, bankers, etc., will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Shares. It is estimated that the expense of such special solicitation will be nominal. In addition, Georgeson & Co., Inc., New York, New York, has been retained to assist in the solicitation of proxies for an estimated fee of $7,000.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the 1998 annual meeting of shareholders must be received by the Secretary of the Corporation no later than November 8, 1997 for consideration for inclusion in the proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     The Corporation is not aware of any matters to be presented at the annual meeting other than the matters set forth herein. Should any other matters be presented for a vote of the shareholders, the proxy in the enclosed form confers discretionary voting authority upon the persons voting such proxy. In accordance with the provisions of the General Corporation Law of the State of Ohio, the Board of Directors has appointed inspectors of elections to act at the annual meeting.

                                          By Order of the Board of Directors

                                          Charee Francis-Vogelsang
                                          Vice President and Secretary

Canton, Ohio
March 7, 1997

               THE ANNUAL REPORT OF DIEBOLD, INCORPORATED FOR THE
                YEAR ENDED DECEMBER 31, 1996, WAS MAILED TO ALL
                    SHAREHOLDERS ON OR ABOUT MARCH 7, 1997.

                                                                      APPENDIX A

                             DIEBOLD, INCORPORATED

                   1991 EQUITY AND PERFORMANCE INCENTIVE PLAN
                (AS AMENDED AND RESTATED AS OF JANUARY 30, 1997)

     1. PURPOSE. The purpose of the 1991 Amended and Restated Equity and Performance Incentive Plan (the "Plan") is to attract and retain directors, officers and key employees for Diebold, Incorporated (the "Corporation") and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

     2. DEFINITIONS.  As used in this Plan,

          "Annual Meeting" means the annual meeting of shareholders of the Corporation.

          "Appreciation Right" means a right granted pursuant to Section 5 of this Plan.

          "Board" means the Board of Directors of the Corporation and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 17 of this Plan, such committee (or subcommittee thereof).

          "Change in Control" shall have the meaning provided in Section 12 of this Plan.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Common Shares" means shares of common stock, $1.25 par value per share, of the Corporation or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in
     Section 11 of this Plan.

          "Covered Employee" means a Participant who is, or is determined by the Board to be likely to become, a "covered employee" within the meaning of
     Section 162(m) of the Code (or any successor provision).

          "Date of Grant" means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto) and shall also include the date on which a grant of Option Rights to a Non-Employee Director becomes effective pursuant to Section 9 of this Plan.

          "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

          "Deferred Shares" means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

          "Designated Subsidiary" means a Subsidiary that is (i) not a corporation or (ii) a corporation in which at the time the Corporation owns or controls, directly or indirectly, less than 80 percent of the total combined voting power represented by all classes of stock issued by such corporation.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

          "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

          "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and dividend credits pursuant to this Plan. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Corporation or Subsidiary in which the

     Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria:

        1. earnings;

        2. earnings per share (earnings per share will be calculated without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the goal is established);

        3. share price;

        4. total shareholder return;

        5. return on invested capital, equity, or assets;

        6. operating earnings;

        7. sales growth;

        8. productivity improvement.

          Except in the case of a Covered Employee, if the Board determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable.

          "Market Value per Share" means, as of any particular date, the fair market value of the Common Shares as determined by the Board.

          "Non-Employee Director" means a Director of the Corporation who is not an employee of the Corporation or any Subsidiary.

          "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

          "Option Price" means the purchase price payable on exercise of an Option Right.

          "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

          "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, or other key employee of the Corporation or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and shall also include each Non-Employee Director who receives an award of Option Rights pursuant to Section 9 of this Plan; provided, however, that for purposes of Sections 4, 5, 7 and 8 of this Plan, Participant shall not include such Non-Employee Director.

          "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

          "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

          "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

          "Reload Option Rights" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to
     Section 4(f) of this Plan.

          "Restricted Shares" means Common Shares granted or sold pursuant to
     Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such
     Section 6 has expired.

          "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

          "Spread" means the excess of the Market Value per Share of the Common Shares on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.

          "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Corporation owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

          "Voting Shares" means at any time, the then-outstanding securities entitled to vote generally in the election of directors of the Corporation.

     3. SHARES AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof,
(iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors or (vi) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 6,265,313 shares (3,265,313 of which were approved in 1991 and 3,000,000 of which are being added by this Amendment and Restatement) plus any shares relating to awards that expire or are forfeited or cancelled. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon the payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of any withholding amount by means of transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Corporation.

     (b) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 6,265,313 shares. Further, no Participant shall be granted Option Rights for more than 200,000 Common Shares during any calendar year, subject to adjustments as provided in Section 11 of this Plan.

     (c) Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

     (d) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive more than 200,000 Appreciation Rights, subject to adjustments as provided in Section 11 of this Plan.

     (e) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive more than 200,000 Restricted Shares or 200,000 Deferred Shares, subject to adjustments as provided in Section 11 of this Plan.

     (f) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $3,000,000.

     4. OPTION RIGHTS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

          (a) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

          (b) Each grant shall specify an Option Price per share, which may be equal to or more or less than (but not less than 85 percent of) the Market Value per Share on the Date of Grant, except that the Option Price per share for any Incentive Stock Option shall not be less than 100 percent of the Market Value per Share on the Date of Grant.

          (c) Each grant shall specify whether the Option Price shall be payable
     (i) in cash or by check acceptable to the Corporation, (ii) by the actual or constructive transfer to the Corporation of nonforfeitable, unrestricted Common Shares owned by the Optionee (or other consideration authorized pursuant to subsection (d) below) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

          (d) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, Deferred Shares, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this paragraph, the Common Shares received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of
     (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units surrendered.

          (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Corporation of some or all of the shares to which such exercise relates.

          (f) Any grant may, at or after the Date of Grant, provide for the automatic grant of Reload Option Rights to an Optionee upon the exercise of Option Rights (including Reload Option Rights) using Common Shares or other consideration specified in paragraph (d) above. Reload Option Rights shall cover up to the number of Common Shares, Deferred Shares, Option Rights or Performance Shares (or the number of Common Shares having a value equal to the value of any Performance Units) surrendered to the Corporation upon any such exercise in payment of the Option Price or to meet any withholding obligations. Reload Options may have an Option Price that is no less than that which represents the same percentage of the Market Value per Share at the time of exercise of the Option Rights that the per share Option Price represented of the Market Value per Share at the time the Option Rights being exercised were granted and shall be on such other terms as may be specified by the Directors, which may be the same as or different from those of the original Option Rights.

          (g) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

          (h) Each grant shall specify the period or periods of continuous service by the Optionee with the Corporation or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or other similar transaction or event.

          (i) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

          (j) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

          (k) The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

          (l) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any related Appreciation Right authorized under Section 5 of this Plan.

          (m) No Option Right shall be exercisable more than 10 years from the Date of Grant.

          (n) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Board may approve.

     5. APPRECIATION RIGHTS. The Board may also authorize the granting to any Optionee of Appreciation Rights in respect of Option Rights granted hereunder at any time prior to the exercise or termination of such related Option Rights; provided, however, that an Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. An Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Corporation an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

          (a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Optionee or retain in the Board the right to elect among those alternatives.

          (b) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

          (c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods and shall provide that no Appreciation Right may be exercised except at a time when the related Option Right is also exercisable and at a time when the Spread is positive.

          (d) Any grant may specify that such Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

          (e) Each grant of Appreciation Rights shall be evidenced by a notification executed on behalf of the Corporation by an officer and delivered to and accepted by the Optionee, which notification shall describe such Appreciation Rights, identify the related Option Rights, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

          (f) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

     6. RESTRICTED SHARES. The Board may also authorize the grant or sale to Participants of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

          (a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

          (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

          (c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject, except (if the Board shall so determine) in the event of a Change in Control or other similar transaction or event, for a period of not less than 3 years to be determined by the Board at the Date of Grant, to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code.

          (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

          (e) Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each grant may specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

          (f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

          (g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Corporation until all restrictions thereon shall have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

     7. DEFERRED SHARES. The Board may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

          (a) Each such grant or sale shall constitute the agreement by the Corporation to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

          (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (c) Each such grant or sale shall be subject, except (if the Board shall so determine) in the event of a Change in Control or other similar transaction or event, to a Deferral Period of not less than 3 years, as determined by the Board at the Date of Grant.

          (d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

          (e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

     8. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

          (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee.

          (b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time (not less than 1 year, except in the event of a Change in Control or other similar transaction or event, if the Board shall so determine) commencing with the Date of Grant (as shall be determined by the Board at the time of grant).

          (c) Any grant of Performance Shares or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Board must certify that the Management Objectives have been satisfied.

          (d) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and shall set forth a formula for determining the amount of payment to be made if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units which have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

          (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

          (g) The Board may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

          (h) Each grant of Performance Shares or Performance Units shall be evidenced by a notification executed on behalf of the Corporation by any officer and delivered to and accepted by the Participant, which notification shall state that such Performance Shares or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

     9. AWARDS TO NON-EMPLOYEE DIRECTORS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of options to purchase Common Shares and may also authorize the grant or sale of Restricted Shares to Non-Employee Directors.

          (a) Each grant of Option Rights awarded pursuant to this Section 9 shall be evidenced by an agreement in such form as shall be approved by the Board, and shall be subject to the following additional terms and conditions:

             (i) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this plan.

             (ii) Each grant shall specify an Option Price per share, which may be equal to or more or less than (but not less than 85 percent of) the Market Value per Share on the Date of Grant.

             (iii) Each such Option Right shall become exercisable to the extent of one-fourth of the number of shares covered thereby 1 year after the Date of Grant and to the extent of an additional one-fourth of such shares after each of the next 3 successive years thereafter. Such option rights shall become exercisable in full immediately in the event of a Change in Control. Each such Option Right granted under the Plan shall expire 5 years from the Date of Grant and shall be subject to earlier termination as hereinafter provided.

             (iv) In the event of the termination of service on the Board by the holder of any such Option Rights, other than by reason of disability or death as set forth in paragraph (d) hereof, the then outstanding Option Rights of such holder may be exercised only to the extent that they were exercisable on the date of such termination and shall expire 90 days after such termination, or on their stated expiration date, whichever occurs first.

             (v) In the event of the death or disability of the holder of any such Option Rights, each of the then outstanding Option Rights of such holder may be exercised at any time within one year after such death or disability, but in no event after the expiration date of the term of such Option Rights.

             (vi) If a Non-Employee Director subsequently becomes an employee of the Corporation or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

             (vii) Option Rights may be exercised by a Non-Employee Director only upon payment to the Corporation in full of the Option Price of the Common Shares to be delivered. Such payment shall be made in cash or in Common Shares previously owned by the Optionee for more than six months, or in a combination of cash and such Common Shares.

             (viii) Common Shares acquired upon the exercise of these Option Rights may not be transferred for 1 year except in the case of the Director's death, disability or other termination of service as a Director.

          (b) Each grant or sale of Restricted Shares pursuant to this Section 9 shall be upon terms and conditions consistent with Section 6 of this Plan.

     10. TRANSFERABILITY. (a) Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by an Optionee other than by will or the laws of descent and distribution, except (in the case of a Participant who is not a Director or officer of the Corporation) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes. Except as otherwise determined by the Board, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative. Notwithstanding the foregoing, the Board in its sole discretion, may provide for transferability of particular awards under this Plan so long as such provisions will not disqualify the exemption for other awards under Rule 16b-3.

     (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 6 of this Plan, shall be subject to further restrictions on transfer.

     11. ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, and Performance Shares granted hereunder, in the prices per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or
(b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan and in the number of Option Rights to be granted automatically pursuant to Section 9 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this
Section 11.

     12. CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" shall mean if at any time any of the following events shall have occurred:

          (a) The Corporation is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Shares immediately prior to such transaction;

          (b) The Corporation sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Shares immediately prior to such sale or transfer;

          (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
     Act) of securities representing 20% or more of the Voting Shares;

          (d) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

          (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each Director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the Directors of the Corporation then still in office who were Directors of the Corporation at the beginning of any such period.

          (f) Notwithstanding the foregoing provisions of Section 12(c) and (d) above, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan (i) solely because (A) the Corporation, (B) a Subsidiary or (C) any Corporation-sponsored employee stock ownership plan or other employee benefit plan of the Corporation, either files or becomes obligated to file a report or proxy statement under or in response to
     Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Shares, whether in excess of 20% or otherwise, or because the Corporation reports that a change of control of the Corporation has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change in control of any Subsidiary.

          (g) Notwithstanding the foregoing provisions of this Section 12, if prior to any event described in paragraphs (a), (b), (c) or (d) of this
     Section 12 instituted by any person who is not an officer or Director of the Corporation, or prior to any disclosed proposal instituted by any person who is not an officer or Director of the Corporation which could lead to any such event, management proposes any restructuring of the Corporation which ultimately leads to an event described in paragraphs (a),
     (b), (c) or (d) of this Section 12 pursuant to such management proposal, then a "Change in Control" shall not be deemed to have occurred for purposes of this Plan.

     13. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

     14. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. The Corporation and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     15. PARTICIPATION BY EMPLOYEES OF DESIGNATED SUBSIDIARIES. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Designated Subsidiary, whether or not such Participant is also employed by the Corporation or another Subsidiary, the Board may require such Designated Subsidiary to agree to transfer to such employee (when, as and if provided for under this Plan and any applicable agreement entered into with any such employee pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation, upon receipt by such Designated Subsidiary of any consideration then otherwise payable by such Participant to the Corporation. Any such award shall be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Board and such Designated Subsidiary. All such Common Shares so delivered by or to a Designated Subsidiary shall be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to such Designated Subsidiary, except for purposes of the definition of "Board" and except in other cases where the context otherwise requires.

     16. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Corporation or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

     17. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof), consisting of not less than three Non-Employee Directors appointed by the Board of Directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an

"outside director" within the meaning of Section 162(m) of the Code. A majority of the committee (or subcommittee thereof) shall constitute a quorum, and the action of the members of the committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee thereof).

     (b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

     18. AMENDMENTS, ETC. (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of any national securities exchange upon which the Common Shares are traded or quoted shall not be effective unless and until such approval has been obtained. Presentation of the Plan or any amendment thereof for shareholder approval shall not be construed to limit the Corporation's authority to offer similar or dissimilar benefits in plans that do not require shareholder approval.

     (b) The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

     (c) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

     (d) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

     (e) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor shall it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

     (f) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

     19. TERMINATION. No grant (other than an automatic grant of Reload Option Rights) shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Corporation, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

                                DIEBOLD, INCORPORATED
                                  5995 MAYFAIR ROAD

                    P.O. BOX 3077, NORTH CANTON, OHIO 44720-8077

    P        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    R
    O    The undersigned hereby appoints Robert W. Mahoney, Gregg A. Searle
    X    and Gerald F. Morris, and each of them, as Proxies, with full power
    Y of substitution to represent and to vote all the Common Shares of Diebold, Incorporated held of record by the undersigned on February 28, 1997, at the annual meeting of shareholders which will be held on April 16, 1997 or at any adjournment thereof, as follows:

            Election of Directors, Nominees:                               (change of address)
            L. V. Bockius III, D. T. Carroll, R. L. Crandall, D. R.        _________________________________
            Gant, L. L. Halstead, P. B. Lassiter, J. N. Lauer, R. W.       _________________________________
            Mahoney, W. F. Massy, G. A. Searle and W. R. Timken, Jr.       _________________________________
                                                                           _________________________________
                                                                           (If you have written in the above
                                                                           space, please mark the
                                                                           corresponding box on the reverse
                                                                           side of this card.)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS
    RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. IN THEIR DISCRETION, THE PROXIES ARE
    AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                SEE REVERSE
                                                                   SIDE

--------------------------------------------------------------------------------
                                  DETACH CARD


                                   Campus Map
                                  [MAP GRAPHIC]

From Cleveland and Akron: Take I-77 South to Exit 111 (Portage Road). Turn right on Portage to Frank Avenue. Turn left on Frank Avenue to the Stark State College of Technology Campus. Follow the signs to the Diebold Education Center.

From Canton: Take I-77 North to Exit 111 (Portage Road). Turn left on Portage to Frank Avenue. Turn left on Frank Avenue to the Stark State College of Technology Campus. Follow the signs to the Diebold Education Center.

X   PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


                   FOR   WITHHELD                       FOR   AGAINST   ABSTAIN                               FOR  AGAINST  ABSTAIN
1. Election of     [ ]     [ ]       2. To amend and    [ ]     [ ]       [ ]    3. To Ratify the Appointment [ ]    [ ]      [ ]
   Directors                            restate the                                 of KPMG Peat Marwick
   (see reverse)                        1991 Equity                                 LLP as Independent Audi-
                                        and Performance                             tors for the year 1997.
                                        Incentive Plan.

For, except vote withheld from the following nominee(s):

_______________________________________________________



                                                                 Change
                                                                  of      [ ]
                                                                 Address



SIGNATURE(S)  _______________________________________________   DATE ___________

SIGNATURE(S)  _______________________________________________   DATE ___________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
                                  DETACH CARD

                        CONFIDENTIAL VOTING INSTRUCTIONS

           To Key Trust Company of Ohio, NA, Trustee for the Diebold,
                    Incorporated 401(K) Savings Plan ("SP")

      The undersigned, as a participant in the SP, hereby directs the Trustee to vote in person or by proxy, with the powers the undersigned would possess if personally present, to vote all Common Shares of the undersigned in Diebold, Incorporated (and to exercise all other shareholder rights and powers) at the annual meeting of its shareholders to be held on April 16, 1997, and at any adjournments thereof, upon all matters that may properly come before the meeting, including the matters identified on the reverse side of this consent card and described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this consent card.

      ELECTION OF DIRECTORS, NOMINEES:

      L. V. BOCKIUS III, D. T. CARROLL, R. L. CRANDALL, D. R. GANT, L. L. HALSTEAD, P. B. LASSITER, J. N. LAUER, R. W. MAHONEY, W. F. MASSY,
      G. A. SEARLE AND W. R. TIMKEN, JR.

      IF NO INSTRUCTIONS ARE GIVEN ON THE REVERSE SIDE THE TRUSTEE WILL VOTE SHARES IN ITS SOLE DISCRETION.

         PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN THIS
                                  CONSENT CARD
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

                             DIEBOLD, INCORPORATED
          401(K) SAVINGS PLAN, C/O KEYCORP SHAREHOLDER SERVICES, INC.
                            CORPORATE TRUST DIVISION
                   P.O. BOX 6477, CLEVELAND, OHIO 44197-9783
                                                                SEE REVERSE
                                                                   SIDE
--------------------------------------------------------------------------------
                                  DETACH CARD

                                   Campus Map

From Cleveland and Akron: Take I-77 South to Exit 111 (Portage Road). Turn right on Portage to Frank Avenue. Turn left on Frank Avenue to the Stark State College of Technology Campus. Follow the signs to the Diebold Education Center.

From Canton: Take I-77 North to Exit 111 (Portage Road). Turn left on Portage to Frank Avenue. Turn left on Frank Avenue to the Stark State College of Technology Campus. Follow the signs to the Diebold Education Center.

X   PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


                   FOR   WITHHELD                        FOR   AGAINST   ABSTAIN                           FOR   AGAINST   ABSTAIN
1. Election of     [ ]     [ ]      2. To amend and      [ ]     [ ]       [ ]     3. To Ratify the        [ ]     [ ]       [ ]
   Directors                           restate the 1991                               Appointment of KPMG
   (see reverse)                       Equity and                                     Peat Marwick LLP as
                                       Performance                                    Independent Auditors
                                       Incentive Plan.                                for the year 1997.


For, except vote withheld from the following nominee(s):

________________________________________________________



SIGNATURE(S)  ______________________________________________   DATE ____________

NOTE: Please sign exactly as name appears hereon.

--------------------------------------------------------------------------------
                                  DETACH CARD